CONTRACT OF SALE

                                     between



                              DERMOT BIG CURVE, LLC

                                     SELLER


                                       AND


                          UNITED INVESTORS REALTY TRUST

                                      BUYER


                     pertaining to the sale and purchase of


                            Big Curve Shopping Center
                                  Yuma, Arizona


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                                CONTRACT OF SALE
                                ----------------

         This Contract of Sale (the "Contract") is made and entered into by and between DERMOT BIG CURVE, LLC an Arizona limited liability company, having its principal office at 110 Fifteenth Street, Del Mar, California 92014 ("Seller"), and UNITED INVESTORS REALTY TRUST, a Texas real estate investment trust having its principal office at 5847 San Felipe, Suite 850, Houston, Texas 77057 ("Buyer").

                                    ARTICLE I
                                  DEFINED TERMS

     1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

     "Anchor Tenant" means any Tenant at the Project listed on Exhibit "J" attached hereto.

     "Business Day" means any day other than a Saturday or Sunday on which Federal Savings Banks in Yuma, Arizona are open for business.

     "Closing" means consummation of the purchase of the Project by Buyer from Seller in accordance with the terms and conditions of Article VIII.

     "Closing Date" means the date specified in Section 8.1 on which the Closing will be held.

     "Contract Date" means the later of the two dates set forth immediately above each of the signatures of the parties hereto, on the signature page hereof.

     "Delivery Date" means the date specified in Section 5.2(a).

     "Earnest Money Deposit" means the moneys deposited by Buyer in escrow with the Title Company at the time and in the amount specified in Section 3.2. , "Improvements" means the neighborhood shopping center (the "Shopping Center") known as Big Curve Shopping Center (excluding the Albertsons, Western Warehouse and Michaels parcels), containing approximately 126,402 square feet of improved retail space, located in Yuma, Arizona, the fixtures and other improvements now or hereafter situated upon the tract of land described on Exhibit "A".

     "Inspection Period" means the period commencing on the Contract Date and ending 30 days thereafter.



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     "Land"  means that certain  tract of land located in Yuma County,  Arizona, and being more fully described on Exhibit "A", together with all rights appurtenant thereto.

     "Leases"   means  all   currently   effective   leases  for  space  in  the
Improvements, including all amendments and modifications thereto and any and all other agreements with Tenants.

     "Permitted Exceptions" means those exceptions or conditions that affect or may affect title to the Project that are approved or deemed to be approved by Buyer in accordance with Section 4.3 or Section 4.4.

     "Personal Property" means (a) all tangible personal property owned by Seller and located on, attached to, and used in connection with, the operation of the Real Property (but not including any tangible personal property owned or leased by Tenants), (b) Seller's interest in all personal property leases, licenses, permits, plans, studies, and utility arrangements with respect to the Real Property, (c) Seller's interest in all service, maintenance, management or other contracts relating to the ownership or operation of the Real Property, and
(d) Seller's interest in all warranties and guaranties, if any, relating to the Real Property.

     "Project" means, collectively, the Real Property, the Leases, and the Personal Property for the Shopping Center.

     "Purchase Price" means the total consideration to be paid by Buyer to Seller for the purchase of the Project.

     "Real  Property"  means  the Land  and the  Improvements  for the  Shopping
Center.

     "Rent Roll" means a schedule for the Project identifying the Tenants at the Project and providing certain information with respect to the Leases in accordance with Section 5.2 (a)(i).

     "Tenants" means those persons holding rights as tenants of the Shopping Center.

     "Title Company" means Chicago Title Insurance Company, whose address is 3703 Camino Del Rio South, Suite 100, San Diego, California 92108, Attention:
Kathy Robinson, Escrow Officer.

     "Trade Name" means the name "Big Curve Shopping Center", as well as any other name utilized in conjunction with the operation of the Project.

     1.2 Other Defined Terms. Certain other defined terms shall have the respective meanings assigned to them elsewhere in this Contract.

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                                   ARTICLE II
                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------

     On the terms and conditions stated in this Contract, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, the Project.

                                  ARTICLE III
                                 PURCHASE PRICE
                                 --------------

     3.1 Purchase Price. The Purchase Price (herein so called) to be paid by Buyer to Seller equals Eight Million Nine Hundred Thousand and No/100 Dollars ($8,900,000.00). The Purchase Price, net of all prorations set forth in this Contract, shall be payable to Seller as follows:

          (a) $150,000.00, as an earnest money deposit (the "Earnest Money Deposit"), shall be deposited by Buyer in cash or by cashier's check or wire transfer of cash credit with Title Company simultaneously upon Buyer's execution of this Contract and shall be paid to Seller at Closing;

          (b) Approximately $5,977,122.00 shall be paid by Buyer to Seller in the form of Buyer's assumption of the existing promissory note and deed of trust on the Project (the "Existing Loan"), in favor of Liberty Mortgage Acceptance Corporation or its successors or assigns (the "Existing Lender"), in accordance with Section 3.3 below; and

          (c) The remainder of the Purchase Price (which shall be adjusted based on the actual amount of the Existing Loan at Closing) shall be deposited by Buyer in cash or by wire transfer of cash credit with Title Company on or before to the Closing Date and shall be paid to Seller at Closing.

     3.2 Earnest Money Deposit. The Earnest Money Deposit shall be invested in short-term commercial paper having a maturity of thirty (30) days or less and rated P-1 by Moody's Investor Service, Inc. or A-1 by Standard & Poor's Corp., or in some other interest-bearing investment acceptable to the Buyer and Seller. All interest earned thereon shall become part of the Earnest Money Deposit. If the purchase and sale hereunder are consummated in accordance with the terms and conditions hereof, the Earnest Money Deposit shall be applied to the Purchase Price at the Closing. After expiration of the Inspection Period, the Earnest Money Deposit shall be non-refundable to Buyer.

     3.3 Assumption of Existing Loan. Buyer understands that the sale transaction contemplated herein is contingent upon Buyer qualifying and being approved by Existing Lender for the assumption of the Existing Loan and upon Seller being released from all obligations and liability thereunder. Buyer shall pay all application fees, assumption fees, title insurance premiums and all other costs, fees and expenses relating to the assumption of the Existing Loan,

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regardless  of whether the Closing  occurs.  Buyer agrees to provide to Existing
Lender, within five (5) days after the date hereof, that information listed on Exhibit "B" hereto with respect to the assumption of the Existing Loan.
Thereafter, Buyer will provide any other information Existing Lender deems pertinent to the financial condition of Buyer within five (5) days after Existing Lender requests such information and in the format required by Existing Lender. Buyer agrees that Existing Lender may determine the suitability of Buyer's creditworthiness based upon standards that Existing Lender determines are appropriate. Existing Lender may seek any other information it deems necessary or required from any source Existing Lender may choose. Buyer understands that if such information is not provided in the 5-day periods described above, Seller shall have the right to terminate this Agreement immediately upon notice to Buyer and Escrow Agent. Buyer's obligation to pay all fees, costs and expenses associated with the assumption of the Existing Loan shall survive the Closing or any termination of this Agreement.

     3.4 Escrow Instructions. The parties shall deliver to Title Company an executed copy of this Contract, which shall constitute the sole instructions to Title Company. Buyer and Seller may elect, in their sole discretion, to execute preprinted escrow instructions; provided that in the event of any conflict between the preprinted escrow instructions and the provisions of this Contract, the provisions of this Contract shall control.

                                   ARTICLE IV
                         TITLE AND SURVEY AND INSPECTION
                         -------------------------------

     4.1 Title Commitment. Within three (3) days after the Contract Date, Seller shall order, at its sole cost and expense, a current commitment for Title Insurance for the Project (the "Title Commitment"), which Title Commitment shall be furnished to Buyer. The Title Commitment shall contain the express commitment of the Title Company to issue a standard coverage ALTA owner's title insurance policy to the extent permitted by Arizona law for the Project, which shall otherwise be in form and content satisfactory to Buyer. The Title Commitment shall be accompanied by legible copies of all instruments that create or evidence title exceptions affecting the Real Property.

     4.2 Survey. Within three (3) days after the Contract Date, Seller shall deliver to Buyer the existing survey for the Project in its possession. The existing survey is the survey dated as of September 4, 1996, prepared by Nicklaus Engineering, Inc. for the Project (as may be updated, the "Survey"). Buyer shall be responsible for any updates to the Survey requested by Buyer or Existing Lender.

     4.3 Review of Title Commitment and Survey. Buyer shall have until the expiration of the Inspection Period (the "Title Review Period") in which to review the Title Commitment and the Survey and give written notice to Seller specifying Buyer's objections to any matters shown on the Title Commitment or Survey, if any, that would materially and adversely affect Buyer's contemplated use of the Project as a retail shopping center or to which Existing Lender objects (the "Objections"). Any Objections shall specify in reasonable detail the manner in which any matter materially and adversely affects Buyer's contemplated use of the Project or to which Existing Lender objects. If Buyer shall fail to give written notice of Objections to Seller prior to the expiration of the Title Review Period, then Buyer shall be deemed to have approved the condition of title and all exceptions to title shown on the Title Commitment and Survey shall be deemed to be Permitted Exceptions.

     4.4 Seller's Obligation to Cure; Buyer's Right to Terminate. If Buyer shall have timely notified Seller in writing of Objections to the Title Commitment or Survey, then Seller may, but shall not be obligated to, at any time prior to the expiration of the Inspection Period (the "Cure Period"), give written notice ("Seller's Title Cure Notice") to Buyer of Seller's intention to satisfy the Objections prior to the Closing Date. If Seller fails to timely give Buyer the Seller's Title Cure Notice, then Buyer shall have the option, on or before the expiration of the Inspection Period, to either (i) waive the unsatisfied Objections, in which event those unsatisfied Objections shall become Permitted Exceptions, or (ii) terminate this Contract, in which event the Earnest Money Deposit shall be returned to Buyer and Seller and Buyer shall have no further obligations, one to the other, with respect to the subject matter of this Contract, except as otherwise set forth herein. If Buyer does not terminate this Contract before the Inspection Period, then Buyer shall be deemed to have waived the unsatisfied Objections, in which event they shall become Permitted Exceptions.

     4.5 Title Policies. At the Closing, Title Company shall issue to Buyer a standard coverage ALTA owner's title insurance policy (the "Owner's Title Policy"). The Owner's Title Policy shall insure that Buyer has good and indefeasible fee simple title to the Project, subject only to the Permitted Exceptions. The Owner's Title Policy shall contain no exceptions, other than (i) rights of tenants in possession, as tenants only, (ii) visible and apparent easements as shown on the Survey, and (iii) Permitted Exceptions. The basic premium for the ALTA standard coverage shall be paid by Seller or, at Buyer's option, the cost of the Owner's Title Policy shall be credited against the Purchase Price, in which event the requirement for title insurance shall be waived. At Buyer's option and cost, Title Company shall deliver an extended coverage policy, together with such endorsements as Buyer may require, so long as the Closing is not delayed and Buyer pays the incremental increase to the premium for such policy. The tax exception shall be limited to taxes for the year of Closing and subsequent years not yet due and payable and subsequent assessments for prior years due to change in land usage or ownership.

     4.6 Inspection.
         -----------

          (a) Buyer shall have the right during the Inspection Period, to conduct, and Buyer shall be responsible for, such examinations, studies, tenant credit checks, appraisals, inspections, engineering, environmental and insurance underwriting tests and investigations (the "Inspections") of the Project and the assumption of the Existing Loan as Buyer may deem advisable. Buyer shall comply with all federal, state and local laws which in any way relate to the Inspection. Such Inspections shall include, without limitation, review of current operating statements, operating statements for the prior calendar year, current rent roll, true copies of the latest real estate tax bills, true and complete copies of all service contracts affecting the Project, and any and all other contracts and agreements relating to the Project. Buyer's conduct upon the Project shall not disrupt the normal operation of the business upon the Project at any time, and Buyer shall promptly restore the Project after any such entry. Buyer shall, on demand by Seller, defend, hold harmless, reimburse and indemnify Seller from, for, of and against any and all direct and indirect, known and unknown, obligations, actions, liabilities, judgments, claims, demands, losses, including consequential losses, damages, costs, including costs of defense, expenses and fees (including reasonable attorneys' fees and costs) arising from or relating to the Inspections or any restoration of the Project, except to the extend arising directly from the gross negligence or wilful misconduct of Seller. Buyer's indemnification obligations set forth herein shall survive the Closing and any termination of this Contract. Seller shall reasonably cooperate with Buyer in making available the Project for Buyer's
     Inspections, including any and all non-confidential books and records relating thereto in Seller's possession. Buyer may also reinspect the Project prior to Closing to verify that the Project has remained in the same physical shape, ordinary wear and tear excepted, as the Project was during the Inspection Period, subject to all the conditions and obligations of Buyer set forth above with respect to the initial Inspection.

          (b) If Buyer determines, in Buyer's sole and absolute discretion, that the Project is not suitable for Buyer's contemplated purposes, then Buyer shall be entitled to terminate this Contract by written notice delivered to Seller and Title Company at any time on or before the expiration of the Inspection Period. If Buyer fails to notify Seller and Escrow Agent prior to the expiration of the Inspection Period that the Project is suitable for Buyer's contemplated purposes and Buyer intends to continue with this Contract, then Buyer shall be deemed to have terminated this Contract pursuant to this Section. In the event of such termination by Buyer, the Earnest Money Deposit shall be refunded to Buyer and the parties hereto shall have no further obligations to each other under this Contract except as otherwise set forth in this Contract. After expiration of the Inspection Period, the Earnest Money Deposit shall be non-refundable to Buyer. If Buyer fails to consummate this transaction, Buyer shall promptly deliver to Seller true and current copies of all data, reports, analyses, pro formas, test results, studies and other non-confidential documents generated by the Inspection or otherwise in Buyer's possession pertaining to the Project.

                                    ARTICLE V
                     REPRESENTATIONS, WARRANTIES, COVENANTS,
                            AND AGREEMENTS OF SELLER

     5.1 Representations and Warranties of Seller. Seller's representations and warranties set forth in this Contract are true and correct in all material respects as of the Contract Date and will be true and correct in all material respects on the Closing Date except as otherwise disclosed to Buyer. Such representations and warranties shall survive the Closing for a period of six (6) months only and shall not be merged therein. Seller hereby represents and warrants to Buyer as follows:

          (a) Seller has the full right, power, and authority to sell and convey to Buyer the Project as provided in this Contract and to carry out Seller's obligations hereunder, and all requisite action necessary to authorize Seller to enter into this Contract and to carry out Seller's obligations hereunder has been, or on the Closing Date will have been, taken.

          (b) To Seller's knowledge, there are no adverse or other parties in possession of the Project, or of any part thereof as lessees, tenants at sufferance, or trespassers, except Tenants referenced in the Rent Roll to be delivered pursuant to Section 5.2(a)(i).

          (c) The Service Contracts (as defined in Section 5.2(a)(v) below), Leases and other agreements delivered to Buyer pursuant to this Contract constitute all contracts, leases or agreements affecting the Project (and the ownership and use thereof). To Seller's knowledge, the Ownership Documents delivered pursuant to Section 5.2(a) herein are true and correct copies of the originals and no other amendments or modifications exist thereto.

          (d) The executed Leases, which are to be delivered by Seller to Buyer at Buyer's principal office in accordance with the terms of this Contract, are true and correct copies of all the Leases. No Leases shall be further modified or amended without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Except as reflected on the current Rent Roll to be delivered to Buyer pursuant to the provisions of
     Section 5.2(a)(i) below, no Tenant has given Seller notice of its intention to vacate its leased premises prior to the end of the primary term (or any current renewal or extended term). To Seller's knowledge, all of the Leases are in full force and effect without current default by Seller or the respective Tenants, except as otherwise disclosed to Buyer.

          (e) To Seller's knowledge, the Rent Roll and Service Contracts delivered by Seller to Buyer are true and correct in all material respects and there are no omissions of any material facts relating thereon.

          (f) To Seller's knowledge, Seller has not received any written notice that the Project is in violation of any applicable laws, rules, regulations or ordinances.

          (g) To Seller's knowledge, Seller has not received any written notice of any pending condemnation action with respect to all or any portion of the Project.

          (h) To Seller's knowledge, there is no pending litigation affecting the Project other than as incurred in the normal course of business and with respect to which Seller's insurance underwriter is responsible, except as disclosed to Buyer prior to the expiration of the Inspection Period.

          (i) Seller is not a foreign person or entity pursuant to the Foreign Investment in Real Property Tax Act or the Tax Reform Act of 1986, and Buyer is not obligated to withhold any portion of the Purchase Price for the benefit of the Internal Revenue Service.

As used herein, the term "Seller's knowledge" shall mean the current, actual knowledge of Rebekah Brown, an officer of the manager of Seller, without any imputation of knowledge or any duty of inquiry whatsoever.

     5.2 Covenants and Agreements of Seller. Seller covenants and agrees with Buyer as follows:

          (a) Within ten (10) business days following the Contract Date (the "Delivery Date"), Seller shall deliver or make available during the Inspection Period to Buyer the following items to the extent in Seller's possession or control (the "Ownership Documents") with respect to the
     Project:

               (i) Current Rent Roll, accounts receivable report, amortization of fees and commissions and operating statements for the Project, which shall set forth with respect to each Tenant the following;

                    (A) the name and street or unit number of the Tenant;

                    (B) the term of the Tenant's  Lease,  its  commencement  and expiration dates, any renewal terms or extensions and the base rent and percentage rent, if any, payable thereunder;

                    (C) the  amount  of  monthly  base  rent and the  percentage amount of percentage rent, if any, payable by and portion of the Project's CAM and real estate taxes and insurance premiums recoverable from each Tenant and any other payments for which such Tenant is liable;

                    (D) amount of prepaid rent and the amount of refundable security and other deposits due under the Lease and held by Landlord;

                    (E) the amount of any ongoing Lease commission  obligations, if any, and to whom such commission is owed and copies of all brokerage commission agreements relating to the Leases;

                    (F) any  uncured  defaults  and the  amounts  of any  unpaid rents, percentage rents, and other payments past due thereunder;

                    (G) the amount of any offsets or credits against rental,  if any; and

                    (H) any concessions granted to the Tenant, including, without limitation, free rent, rental rebates or credits, lease take-over arrangements, cash payments, and moving allowances;

               (ii) Copies of any engineering reports, soil reports or current certificates of occupancy for the Project;

               (iii) A schedule setting forth property and liability insurance coverage on or affecting the Project and the current premiums therefor together with a brief summary of all claims made against the Project's insurance policies since January 1, 1996;

               (iv) Copy of the most recent or current real estate and personal property tax bills or other documentation showing the amount of current real property taxes and the assessed value of the Project;

               (v) Copies of all existing service, maintenance, operations, and management and other contracts relating to the management, operation or maintenance of the Project (the "Service Contracts"), and any commission agreements affecting the Project;

               (vi) Copies of operating income and expense statements with respect to the Project for calendar years 1996 and 1997 and for year-to-date 1998;

               (vii) A brief summary of all capital expenditures for the Project for the calendar years 1996 and 1997 and for year-to-date 1998; and

               (viii) True and complete copies of all Leases, including all amendments, extensions and modifications thereof.

All materials delivered by Seller to Buyer pursuant to this Section 5.2(a) shall be held in confidence by Buyer and disclosed only to its attorneys, accountants, and prospective lenders and securities underwriters and their respective attorneys. If the parties fail to consummate the transaction described herein for any reason other than the Seller's default, Buyer shall return to Seller all materials delivered by or on behalf of Seller pursuant to or in connection with this Contract.

          (b) From the Contract Date until the Closing Date, Seller undertakes and agrees, with respect to the Project, that it will:

               (i) Operate and maintain the Project as currently operated in its current condition and in accordance with all applicable laws;

               (ii) Following the expiration of the Inspection Period, not terminate or modify any Lease or commence any judicial action against any Tenant other than in the normal course of business without the prior written consent of Buyer, which consent shall not be unreasonably withheld;

               (iii) Following the expiration of the Inspection Period, not execute any new lease or agree to the terms of any lease renewal without the prior written consent of the Buyer, which consent shall not be unreasonably withheld;

               (iv) Promptly notify Buyer in writing of any notice received from a Tenant of its election to vacate its leased premises or terminate its Lease, or of any election by Seller to terminate any Lease or commence any judicial action against any Tenant;

               (v) Not sell, exchange, transfer, assign, convey or encumber or otherwise dispose of all or any part of the Project or any interest therein except with respect to a 1031 exchange as set forth in Section 12.9, nor shall Seller remove any Personal Property unless Seller shall replace the removed items with similar items of comparable quality;

               (vi) Maintain the Project in its existing condition, subject to normal wear and tear;

               (vii) There will be no rental or other concessions of any nature granted to any Tenant other than those set forth in the Leases and on the Rent Roll delivered to Buyer pursuant to Section 5.2 (a)(i), above;

               (viii) Not, without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, enter into or modify any Service Contracts which are not terminable without cause on or before the Closing Date; or

               (ix) Not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, consent to any assignment or sublease or other encumbrance by a Tenant of its interest, or any part thereof, in its Lease, except as may be permitted or required by the terms of the Lease.

     5.3 Agreements Concerning Existing Loan.

          (a) Seller agrees to reasonably cooperate with Buyer, at no cost or liability to Seller, in connection with Buyer's assumption of the Existing Loan as set forth herein.

          (b) Buyer agrees to pay to Existing Lender any transfer fee or other costs charged by Existing Lender, in connection with its agreement and consent to permit the transfer of the Project to the Buyer as set forth herein.

          (c) Seller shall not, at any time, either prior to or after Closing, alter, renew, rearrange, restructure or refinance any indebtedness evidenced by the Existing Loan or modify the Existing Loan or any instrument securing the Existing Loan, without the prior written consent of Buyer; and Seller shall neither accept nor request any extension, postponement, indulgence or forgiveness of the Existing Loan or the indebtedness evidenced thereby, without the prior written consent of Buyer.

                                   ARTICLE VI
                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                               AGREEMENTS OF BUYER

     6.1 Buyer represents, warrants, covenants, and agrees with, Seller as of the Contract Date, that Buyer has the full right, power, and authority to purchase the Project from Seller as provided in this Contract and to carry out Buyer's obligations under this Contract, and all requisite action necessary to authorize Buyer to enter into this Contract and to carry out Buyer's obligations hereunder has been, or on the Closing Date will have been, taken.

     6.2 No Contracts. Buyer represents, warrants, covenants, and agrees with, Seller, as of the Contract Date, that Buyer is not a party to any contracts or other obligations for the sale, exchange or transfer of the Project or any portion thereof.

     6.3 "AS IS" Condition. Except as otherwise specifically set forth herein, Buyer acknowledges and agrees that Seller makes no representations and warranties, express or implied, including, without limitation, any warranties of habitability, good and workmanlike construction, suitability and fitness for intended purpose, with respect to any aspect of the Project. Buyer is purchasing the Project strictly in "AS IS" condition. Buyer accepts and agrees to bear all risks regarding all attributes and conditions, latent or otherwise of the Project. Buyer has made or will make prior to the Closing its own inspection and investigation of the Project and surrounding area, including, without limitation, its subsurface, soil, engineering and other conditions and requirements, whether there are any eminent domain or other public or quasi-public takings of the Project contemplated, and all zoning and regulatory matters pertinent to the Project and to the present use or occupancy of the Project. Buyer is entering into this Contract and purchasing the Project based upon its own inspection and investigation and not in reliance on any statement, representation, inducement or agreement of Seller except as specifically provided herein. Buyer agrees that neither Seller nor anyone acting on behalf of Seller has made any representation, guarantee or warranty whatsoever, either written or oral, concerning the Project except as specifically set forth herein. Any engineering data, soils reports, or other information that Seller or any other party may have delivered to Buyer, including without limitation the Ownership Documents, is furnished without any representation or warranty whatsoever. Except as otherwise specifically set forth herein, Seller shall have no responsibility, liability or obligation following the Closing relating to any conditions whatsoever respecting in any way the Project, and Buyer hereby releases Seller, its officers, directors, employees and agents with respect to such conditions. In particular, but without in any way limiting the foregoing, Buyer hereby releases Seller from any and all responsibility, liability and claims for or arising out of the presence on or about the Project or any property in the vicinity of the Project (including in the soil, air, structures and surface and subsurface water) of materials, wastes or substances that are or become regulated under, or that are or become classified as toxic or hazardous, under any Environmental Law, including, without limitation, petroleum, oil, gasoline or other petroleum products, byproducts or waste. As used herein, "Environmental Law" shall mean, as amended and in effect from time to time, any federal, state or local statute, ordinance, rule, regulation, judicial decision, or the judgment or decree of a governmental authority, arbitrator or other private adjudicator by which Buyer or the Project is bound, pertaining to health, industrial hygiene, occupational safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation & Liability Act of 1980, the Resource, Conservation & Recovery Act of 1976, and the Arizona Environmental Quality Act, Title 49, Arizona Revised Statutes, and all rules adopted and guidelines promulgated pursuant to the foregoing.


                                   ARTICLE VII
                       CONDITIONS PRECEDENT TO PERFORMANCE

     7.1 Conditions Precedent to Buyer's Obligations. Buyer shall not be obligated to consummate the transaction described in this Contract unless:

          (a) Seller shall have furnished or caused to be furnished or made available to Buyer all of the items required to be furnished by Seller under Section 5.2(a);

          (b) Seller shall have performed in all material respects all of the agreements, covenants and obligations contained in this Contract to be performed or complied with by Seller on or prior to the Closing Date;

          (c) All representations and warranties made by Seller hereunder shall be true, complete and accurate in all material respects as of the Closing Date; and

          (d) Tenant Estoppel Certificates in the form attached hereto as Exhibit "I" or such other form as required in each of the Leases shall have been received by Buyer from (i) all of the Anchor Tenants, and (ii) at least 75% (by square footage at the Project), of all Tenants at the Project, which Estoppel Certificates shall confirm the information set forth on the Rent Roll delivered (A) as part of the Ownership Documents, as modified to reflect any non-substantive changes thereto, or (B) with respect to Tenants who have executed new leases since the Contract Date, as reflected on the Rent Roll to be delivered in connection with the Closing; and as to the remaining 25% of the Tenants, either Tenant Estoppel Certificates in the form required in the applicable Leases have been received by Buyer or Seller has certified to Seller's knowledge the same information set forth in such Estoppel Certificates as to such remaining Tenants.

          (e) No Anchor Tenant shall have filed a petition under any section of the Bankruptcy Code, as amended, and no Anchor Tenant shall have ceased operations in its space at the Project or shall have notified Seller in writing of its intention to do so.

     7.2 Conditions Precedent to Seller's Obligations. Seller shall not be obligated to consummate the transaction described in the Contract unless:

          (a) The assumption of the Existing Loan by Buyer representing a portion of the Purchase Price hereunder pursuant to Section 3.1 above and the release of Seller from all obligations and liability thereunder; and

          (b) Buyer shall have performed in all material respects all of the agreements, covenants and obligations contained in this Contract to be performed or complied with by Seller on or prior to the Closing Date; and

          (c) All representations and warranties made by Seller hereunder shall be true, complete and accurate in all material respects as of the Closing Date.

                                  ARTICLE VIII
                                     CLOSING

     8.1 Date and Place of Closing. The Closing (herein so called) of this transaction shall take place at the offices of the Title Company on or before twenty (20) days after the end of the Inspection Period (the "Closing Date").

     8.2 Items to be Delivered at or Prior to the Closing.

          (a) Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer or the Title Company, the following items fully executed and acknowledged where so indicated by all necessary parties in respect to the Project:

               (i) A Special Warranty Deed, duly executed and acknowledged by Seller, in the form of Exhibit "C";

               (ii) The original Leases, or, if any original Leases are not available, copies of any such Leases certified by Seller as being true, correct and complete;

               (iii) Duplicate originals of an assignment and assumption of leases (the "Assignment of Leases") in the form attached hereto as Exhibit "D", duly executed by Seller;

               (iv) A bill of sale and assignment in the form, attached hereto as Exhibit "E", duly executed by Seller;

               (v) Duplicate originals of an assignment and assumption of Service Contracts (the "Assignment of Service Contracts") in the form or substantially the form, attached hereto as Exhibit "F", duly executed by Seller;

               (vi) An affidavit, in the form, or substantially in the form, attached as Exhibit "G", in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, stating under penalty of perjury the Seller's United States identification number and that Seller is not a "foreign person" as that term is defined in Section 1445, duly executed and acknowledged by Seller;

               (vii) A notice of sale in the form, or substantially in the form, attached hereto as Exhibit "H", (the "Tenant Notice Letter") for each of the Tenants, duly executed by Seller and Buyer;

               (viii) All keys or other access devices in the possession of Seller or its agents to all locks located at the Project;

               (ix) Originals of all Service Contracts, plans, governmental approvals, and other contracts and agreements in Seller's possession relating to the ownership and operation of the Project;

               (x) A certificate by Seller that the representations and warranties of Seller set forth in this Contract are true and correct as of the Closing Date, except as otherwise disclosed to Buyer with respect to any matters beyond Seller's control;

               (xi) Letters to all utility companies advising of the change of ownership of the Project;

               (xii) An Affidavit of Real Property Value; and

               (xiii) Any other items reasonably requested by the Title Company as administrative requirements for consummating the Closing.

At the Closing, Buyer shall have the right to copy all non-confidential books and records in Seller's possession pertaining to the operation of the Project for the calendar years 1996 and 1997 and for year-to-date 1998.

          (b) Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller or the Title Company, the following items:

               (i) The cash sum required by Section 3.1;

               (ii) All documents necessary for Buyer's assumption of the Existing Loan;

               (iii) Duplicate originals of the Assignment of Leases duly executed by Buyer;

               (iv) Duplicate originals of the Assignment of Service Contracts duly executed by Buyer;

               (v) Appropriate evidence of authorization reasonably satisfactory
          to  Seller  and  the  Title  Company  for  the   consummation  of  the
          transaction contemplated by this Contract;

               (vi)  A  certificate  by  Buyer  that  the   representations  and
          warranties of Buyer set forth in this Contract are true and correct as of the Closing Date;

               (vii) An Affidavit of Real Property Value; and

               (viii) Any other items reasonably requested by the Title Company as administrative requirements for consummating the Closing.

     8.3 Adjustments at Closing. Notwithstanding anything to the contrary contained in this Contract or applicable law, the provisions of this Section 8.3 shall survive the Closing. All income and obligations attributable to days preceding the Closing Date shall be allocated to Seller, and all income and obligations attributable to days from and after the Closing Date shall be allocated to Buyer. Without limitation upon the foregoing, the following items shall be adjusted or prorated between Seller and Buyer as set forth below:

          (a) Ad valorem and personal property taxes relating to the Project for the calendar year in which the Closing occurs shall be prorated between Seller and Buyer as of the Closing Date based upon taxes actually paid by Seller for the calendar year in which the Closing occurs, if Seller has paid such taxes prior to Closing, and otherwise upon the ad valorem and personal property taxes due assuming payment in December of the year of Closing. If the actual amount of taxes for the calendar year in which the Closing shall occur is not known as of the Closing Date, the proration shall be based on the amount of taxes due and payable with respect to the Project using the latest assessed value and tax rate. All other assessments affecting the Project, if any, assessed prior to Closing Date, shall be paid by the Seller and if assessed after the Closing Date, shall be paid by the Buyer.

          (b) Base rents, escalation or reimbursement payments for real estate and personal property taxes, insurance premiums, CAM or other operating expenses and charges, payable with respect to the Project for the then current month shall be prorated as of the Closing Date. Percentage rents for each Tenant obligated therefor shall be prorated on the basis of the number of days lapsed during the Tenant's percentage rent period as of the Closing Date and not on the basis of the amount of the Tenant's sales which accrued during the current percentage rent period as of the Closing Date. If the actual amount of percentage rents for the period in which Closing shall occur is not known as of the Closing Date, the proration shall be estimated based on the amount of percentage rents that were due and payable during the previous percentage rent period, and shall be adjusted between the parties post-Closing to reflect the actual amounts at the end of the current percentage rent period. The obligation of the parties to adjust, post-Closing, the percentage rents shall survive the Closing and any amounts owed shall be paid by the party responsible therefor within ten
     (10) days after written demand therefor has been made. With respect to any Tenant who owes rents and other charges which at Closing are past due ("Delinquent Tenant"), such past due rents and other charges ("Delinquencies") shall not be prorated. Buyer shall use good faith efforts to collect such Delinquencies, if any, and Buyer shall remit such Delinquencies to Seller immediately as and when collected by Buyer, provided, however, that any payment received by Buyer from a Delinquent Tenant may be applied first to any rents or other sums that are past due by such Delinquent Tenant from and after the Closing Date. The right to receive and collect all rents and profits, delinquent or otherwise, shall be assigned by Seller to Buyer at Closing, subject to any adjustment for percentage rents as set forth above.

          (c) All other income and ordinary operating expenses of the Project, including, without limitation, public utility charges, maintenance, management, and other service charges, and all other normal operating charges shall be prorated at the Closing effective as of the Closing Date based upon the best available information. The obligation of the parties to adjust, post-Closing, and any operating expenses as of the Closing Date, shall, to the extent unknown or not provided for at Closing, survive the Closing and shall be paid by the party responsible therefor within ten (10) days after written demand therefor has been made. Such demand shall include a copy of the invoice(s) for which payment or reimbursement is sought.

     8.4 Deferred Leasing Commissions. The amount of any unpaid leasing commissions payable on account and over the term of existing Leases shall either be paid by Seller or treated as a credit to Buyer. Commissions payable on account of Leases which are subject to renewal at the option of the Tenant and with respect to which the options have not been exercised prior to the Closing Date shall not be covered by the preceding sentence and shall be paid by Buyer. Buyer shall pay to Seller in cash at Closing, in addition to the Purchase Price, the unamortized portion of all commissions and tenant improvement costs and expenses paid by Seller for any new Lease executed after the Contract Date, based on the amortization of such commissions and costs and expenses over the term of the new Lease.

     8.5 Cash. All cash on hand and in any operating or other accounts on the Closing Date shall belong to Seller and Buyer shall receive a credit for all refundable security deposits under the Leases as of the Closing Date.

     8.6 Possession. Possession of the Project shall be delivered to Buyer by Seller at the Closing, subject to the rights of the Tenants.

     8.7 Costs of Closing. Each party shall be responsible for paying the legal fees of its counsel in negotiating, preparing, and closing the transaction contemplated by this Contract. Seller shall pay for the cost of the title policy premium for a standard ALTA coverage. Buyer shall pay the balance of the Owner's Title Policy premium (including the premium for endorsements required by Buyer), and for the cost of its own, surveying, engineering and environmental inspections. All sales, transfer, excise, transaction, privilege, documentary stamp or similar taxes or fees, and all recording costs and similar closing costs shall be paid by Buyer in connection with the sale and purchase of the Project under the terms hereof. The parties shall split the cost of any title company escrow fees. Any other expenses that are incurred by either party that are expressly identified herein as being the responsibility of a particular party shall be paid by such party. All other expenses shall be allocated between the parties in the customary manner for sales of commercial real properties similar to the Project which are located in Yuma, Arizona.

     8.8 Provisions of Article VIII to Survive  Closing.  The provisions of this
Article VIII shall survive the Closing.


                                   ARTICLE IX
                              DEFAULTS AND REMEDIES

     9.1 Default by Buyer. If Buyer defaults hereunder, actual damages to Seller will be difficult to calculate but Buyer and Seller agree that the amount of the Earnest Money designated above is a reasonable approximation thereof. Accordingly, if Buyer defaults, Seller shall be entitled to terminate this Contract and immediately upon such termination by Seller, Title Company shall pay to Seller, as Seller's sole remedy, the Earnest Money Deposit. If, however, Buyer contests or opposes Seller's right to collect the Earnest Money Deposit or fails to cooperate with Seller in collecting same from Title Company and Buyer is not the prevailing party in the subsequent proceedings, Seller shall also be entitled to the additional remedies provided for in Sections 9.3 and 9.4 below. Nothing contained in this Section shall prevent Seller from enforcing Buyer's obligations and liabilities which survive a termination of this Contract.

     9.2 Default by Seller. If Seller defaults hereunder, then Buyer may, as Buyer's sole and exclusive remedy for such default, either (i) bring an action against the Seller for specific performance of the Seller's obligations under this Contract, or (ii) terminate this Contract by giving written notice thereof to Seller and the Title Company at or prior to the Closing Date, whereupon the Title Company shall deliver the Earnest Money Deposit (including the interest earned thereon) to Buyer and thereafter neither party hereto shall have any further rights or obligations hereunder, except as otherwise set forth herein. If Buyer institutes proceedings for specific performance, the date of entry of final judgment on the complaint for specific performance is referred to herein as the "Judgment Date." If Buyer is the prevailing party in its action for specific performance on the Judgment Date, the parties shall proceed to Closing in accordance with the provisions of this Contract. The Closing Date, for purposes of this paragraph, shall be that day on which all applicable appeal periods have expired. If Seller is the prevailing party in such proceedings on the Judgment Date, this Contract shall automatically terminate, Title Company shall pay the Earnest Money Deposit to Seller, and the parties shall have no further obligations to each other under this Contract except as otherwise specifically set forth in this Contract. In the event Seller conveys or hypothecates the Project to a third party in violation of the terms hereof, Buyer shall have the right to prosecute an action for damages against Seller in an amount not to exceed Buyer's actual, out-of-pocket costs and expenses incurred in connection with the negotiation and enforcement of this Contract and the Inspection of the Project. In no event shall Buyer be entitled to seek any punitive, consequential, special or indirect damages from Seller with respect to any matter arising out of or in connection with this Contract and Buyer hereby waives any and all rights to seek such damages.

     9.3 Costs and Fees. If either party hereto breaches any term of this Contract, the breaching party agrees to pay the non-breaching party all reasonable attorneys' fees, expert witness fees, investigation costs, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript costs, court costs and other costs and expenses incurred by the non-breaching party in enforcing this Contract or preparing for legal or other proceedings, at the trial or appellate level, whether or not such proceedings are instituted. If any legal or other proceedings are instituted, the party prevailing in any such proceeding shall be paid all of the aforementioned costs, expenses and fees by the other party, and if any judgment is secured by such prevailing party, all such costs, expenses, and fees shall be included in such judgment, attorneys' fees to be set by the court and not by the jury.

     9.4 Default Interest. If any monies become payable by one party to the other pursuant to this Contract and are not paid when due then all sums unpaid shall bear interest at the then highest lawful contractual rate from the due date or, if there is no maximum rate then in existence, at the per annum rate equal to the greater of (i) 18%, or (ii) 3% in excess of that rate announced from time to time by Bank One, Arizona, NA, or its successors, as its "prime rate." The rate provided for in (ii) above shall change together with and be effective on the date of any change in said "prime rate."

     9.5 Waiver. Excuse or waiver of the performance by the other party of any obligation under this Contract shall only be effective if evidenced by a written statement signed by the party so excusing. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Contract shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Contract.

     9.6 Earnest Money. In the event either Seller or Buyer becomes entitled to the Earnest Money Deposit upon cancellation of this Contract in accordance with its terms, such party may deliver a letter of instruction to the Title Company directing disbursement of the Earnest Money Deposit to the party entitled thereto. The party delivering such notice to the Title Company shall concurrently deliver a copy of the notice to the other party hereto. Upon the expiration of three (3) business days after its receipt of the letter of instructions, the Title Company may deliver the Earnest Money Deposit to the party as specified in the letter of instructions unless, within such three (3) business day period, the Title Company shall have received a written objection to such delivery from the other party hereto. In such event, the Title Company shall not deliver the Earnest Money Deposit to either party unless it has a written authorization to do so signed by both parties or a court order has been issued by a court of competent jurisdiction to deliver the Earnest Money Deposit to one of the parties hereto. The Title Company may deposit the Earnest Money Deposit into a court of competent jurisdiction and thereafter shall have no further interest in or responsibility for this Contract or for the Earnest Money Deposit.

                                    ARTICLE X
                              BROKERAGE COMMISSIONS

     10.1 Amount. If, and only if Closing occurs, Seller hereby agrees to pay a real estate brokerage commission to Voit Commercial Brokerage (the "Broker") pursuant to a separate agreement between Seller and Broker. Broker shall be responsible for cooperating brokerage agreements with CB Commercial.

     10.2 Indemnity. Seller hereby represents and warrants to Buyer that it has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction other than as identified in Section 10.1, and that Seller has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby except as set forth above. Buyer hereby represents and warrants to Seller that Buyer has not contracted or entered into any agreement with any real estate broker, agent, finder, or other party in connection with this transaction, other than as identified in Section 10.1, and that Buyer has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, but not limited to, reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this Section 10.2. The indemnities set forth in this Section 10.2 shall survive the Closing.

                                   ARTICLE XI
                            CASUALTY OR CONDEMNATION

     11.1 Damage or Destruction. Prior to Closing, Seller shall bear the risk of loss to the Project. Seller shall not be liable to Buyer in any way if there is any damage or destruction (due to fire or other casualty) to the Project prior to Closing. Seller, however, shall elect, by delivering written notice to Buyer and Title Company within fifteen (15) days after such damage or destruction, to either: (a) repair said damage or destruction, or (b) assign to Buyer all insurance proceeds, or rights thereto, payable as a result of such damage or destruction and Buyer shall receive a credit for any deductible amount under the insurance coverage. If Seller fails to deliver the notice to Buyer and Title Company within the 15-day period, Seller shall be deemed to have elected option
(b). If Seller elects option (a), then Seller shall exercise reasonable diligence in making such repairs and shall restore the Project to an equal or better condition than existed prior to such damage and destruction. If such repair is effected prior to the Closing Date, Closing shall occur on the terms and conditions provided for herein. If such repair cannot be effected prior to the Closing Date, the Closing Date shall be extended, for a period not to exceed sixty (60) days, to the day after such repairs are completed. If Seller elects option (b), then the parties shall proceed to Closing with no reduction in the Purchase Price and Buyer shall receive a credit for any deductible amount under the insurance coverage. If Seller elects or is deemed to have elected option (b) and the total damage and destruction exceeds five percent (5%) of the Purchase Price, Buyer shall have the right to terminate this Contract by written notice to Seller and the Title Company on or before the earlier of (i) the Closing Date, or (ii) ten (10) days after Seller elects or is deemed to have elected option (b).

     11.2 Condemnation. Seller shall not be liable to Buyer in any way if there is a condemnation (or sale in lieu thereof) of the Project prior to Closing. Seller shall elect, by delivering written notice to Buyer and Title Company within fifteen (15) days after Seller receives an offer of award from the condemning authority, to either (a) terminate this Contract, or (b) proceed to Closing, subject to the provisions set forth below. If Seller fails to deliver the notice to Buyer and Title Company within the 15-day period, Seller shall be deemed to have elected option (b). If Seller elects, or is deemed to have elected option (b), then Closing shall occur with no reduction in the Purchase Price. At Closing, Seller shall (i) pay to Buyer through escrow any condemnation proceeds received by Seller with respect to the Project, less reasonable fees, costs and expenses incurred by Seller in connection therewith; and (ii) assign to Buyer all of Seller's right, title and interest in and to any future condemnation proceeds with respect to the Project, less reasonable fees, costs and expenses incurred by Seller in connection therewith. If Seller elects or is deemed to have elected option (b) and the condemned area constitutes more than twenty percent (20%) of the gross leasable area of the Project as determined in accordance with industry standards, Buyer shall have the right to terminate this Contract by written notice to Seller and the Title Company on or before the earlier of (i) the Closing Date, or (ii) ten (10) days after Seller elects or is deemed to have elected option (b). If this Agreement is terminated pursuant to this Section, the Earnest Money Deposit shall be refunded to Buyer and the parties shall have no further obligations to each other under this Contract, except as otherwise set forth in this Contract.

                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1 Notices. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered on receipt if delivered by hand, overnight delivery, or by facsimile, or whether actually received or not, three (3) days after having been deposited in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

         If to Seller:                      Dermot Big Curve, LLC
                                            110 Fifteenth Street
                                            Del Mar, California  92014
                                            Attn:  Ms. Rebekah Brown
                                            Telephone:  (619) 793-2577
                                            Telecopy: (619) 793-0855

         With Copy to:                      Streich Lang, P.A.
                                            Renaissance One
                                            Two North Central Avenue
                                            Phoenix, Arizona 85004-2391
                                            Attn. David L. Johnson
                                            Telephone: (602) 229-5609
                                            Telecopy: (602) 420-5109

         If to Buyer:                       United Investors Realty Trust
                                            5847 San Felipe
                                            Suite 850
                                            Houston, Texas 77057
                                            Attention: Randall Keith
                                            Chief Operating Officer
                                            Telephone: (713) 781-2858
                                            Telecopy: (713) 268-6005

         With a Copy to:                    Lewis H. Sandler, Esq.
                                            United Investors Realty Trust
                                            8080 North Central Expressway
                                            Suite 500
                                            Dallas, Texas 75206
                                            Telephone: (214) 360-3665
                                            Telecopy:  (214) 360-3696

                                            James, Goldman & Haugland, P.C.
                                            Attn: Merton B. Goldman, Esq.
                                            8th Floor Texas Commerce Bank Bldg.
                                            201 East Main
                                            El Paso, Texas 79901
                                            Telephone:  (915) 532-3911
                                            Telecopy:  (915) 541-6440

     12.2 Governing Law. This Contract is being executed and delivered, and is intended to be performed, in the State of Arizona, and the laws of Arizona shall govern the validity, construction, enforcement, and interpretation of this Contract.

     12.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the Project, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     12.4 Parties Bound. This Contract shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and permitted assigns, but shall not inure to the benefit of another party.

     12.5 Saturday, Sunday or Legal Holiday. If any date set forth in this Contract for the performance of any obligation by Buyer or Seller or for the delivery of any instrument or notice should be on other than a Business Day, the compliance with such obligations or delivery shall be deemed acceptable on the next following Business Day.

     12.6 Time is of the Essence. It is expressly agreed by Seller and Buyer that time is of the essence with respect to this Contract.

     12.7 Exhibits. The Exhibits which are referenced in, and attached to, this Contract are incorporated in, and made a part of, this Contract for all purposes.

     12.8 Attorney's Fees. If either party hereto shall be required to employ an attorney to enforce or defend the rights of such party hereunder, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs.

     12.9 1031 Exchange. Buyer acknowledges that Seller may wish to perform an "exchange" pursuant to Section 1031 of the Internal Revenue Code and Buyer agrees to cooperate with Seller and execute any documents necessary to effectuate such exchange, subject to the following terms and conditions:

          (a) Buyer shall not be required to take title to any property other than the Project;

          (b) Such exchange shall be at Seller's sole cost and expense; and

          (c) There shall be no delay in the dates of performance hereunder as a result of such exchange.

     12.10 Utility Refunds. No agreements or contracts in existence at the Closing relating to utility refunds or deposit returns are included in the Purchase Price provided for in this Contract, and Buyer shall have no right, title or interest therein or in any monies now or hereafter due Seller thereunder. All refunds, credits and discounts of any nature received by or accruing to the benefit of Buyer at any time after the Closing relative to the Project or any part thereof or to any utility for any part of the Project that were earned or agreed to prior to Closing shall be immediately remitted by Buyer to Seller in cash. Notwithstanding the foregoing, all amounts deposited with vendors regularly delivering inventory and supplies to the Project shall, at Buyer's election, (i) remain on deposit, and such amounts shall be purchased by Buyer in cash through escrow at Closing, or (ii) be returned to Seller by such vendors.

     12.11 Confidentiality. Neither Buyer nor Title Company shall disclose the terms or existence of this Contract or make, authorize, consent to or confirm any announcement of the transaction evidenced hereby prior to the Closing or any termination of this Agreement without the prior written consent of Seller.

     12.12 Expiration of Offer. The execution by one party hereto and delivery to the other party hereto of an executed counterpart of this Contract shall constitute an offer to sell or purchase the Project, as may be the case, upon the terms stated herein. If a counterpart of this Contract executed by one party hereto without modification is not received by the other party hereto within three (3) business days after the time and date of the execution by the first, as indicated below, the offer contained in this Contract shall be null and void.

     12.13 Multiple Counterparts. This Contract may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and either of the parties hereto may execute this Contract by signing any such counterpart.

     12.14 Severability. If any provision of this Contract shall, for any reason, is held to violate any applicable law, and so much of this Contract is held to be unenforceable, then the invalidity of such specific provision shall not be held to invalidate any other provision of this Contract which shall remain in full force and effect.

     12.15 Assignment. Buyer shall have no right to assign its interest hereunder without the prior written consent of Seller, and any such assignment without Seller's consent shall be void at Seller's option. If Buyer is a corporation, partnership or trust, the transfer or assignment of any stock, interest or beneficial interest in such corporation, partnership or trust in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this paragraph. Seller shall not unreasonably withhold its consent to an assignment by Buyer of its interest hereunder to a wholly-owned subsidiary of Buyer, provided that the assigning party shall remain liable for all obligations of Buyer hereunder.

     EXECUTED by Buyer on the ______ day of ___________, 1998.


                                  BUYER: UNITED INVESTORS REALTY TRUST, a Texas real estate investment trust



                                          By: /s/ Randall Keith
                                                  ------------------------------
                                                  Randall Keith,
                                                  Chief Operating Officer

     EXECUTED by Seller on the ______ day of ____________, 1998.

                                  SELLER: DERMOT BIG CURVE, LLC, an Arizona
                                          limited liability company

                                          By:  DICKEY REALTY, LTD., a California
                                               corporation,  its manager


                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

Receipt  of a fully  executed  copy of the  Contract  and a  check,  subject  to
collection  for  the  Earnest  Money  Deposit  received  this   _________day  of
_________________1998.


                           TITLE COMPANY:   CHICAGO TITLE INSURANCE COMPANY



                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________